UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGNETEK, INC.

N49 W13650 Campbell Drive

Menomonee Falls, Wisconsin 53051

2008 ANNUAL MEETING

SUPPLEMENT TO PROXY STATEMENT

Magnetek, Inc., a Delaware corporation (the “Company”), mailed to its shareholders a Proxy Statement, dated September 10, 2008 (the “Proxy Statement”), with respect to the Company’s 2008 Annual Meeting of Shareholders to be held on Friday, October 24, 2008 (the “Annual Meeting”).  As previously disclosed, shareholders of record at the close of business on September 3, 2008 (the “Record Date”) are entitled to attend and vote at the Annual Meeting.  The Annual Meeting will be held at 10:00 a.m. Central Daylight Time at the Magnetek Corporate Offices, N50 W13775 Overview Drive, Menomonee Falls, Wisconsin  53051.

This Supplement to Proxy Statement is being mailed on October 1, 2008 to Company shareholders of record as of the Record Date.  At the Annual Meeting, shareholders are being asked to vote in favor of the following proposals, as more fully described in the Proxy Statement:

•                                          Election of the persons nominated in the Proxy Statement to the Company’s Board of Directors;

•                                          Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2009; and

•                                          Transaction of other business that may properly come before the Annual Meeting.

This Supplement to Proxy Statement includes additional information relevant to the election of directors.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

The Proxy Statement names David P. Reiland as one of the nominees for election to the Board of Directors.  Mr. Reiland is currently a director and is President and Chief Executive Officer of the Company.  On September 19, 2008, the Board of Directors accepted the decision of Mr. Reiland to retire from his responsibilities as the President and Chief Executive Officer of the Company, effective October 31, 2008.  Mr. Reiland will continue to serve as a member of the Board of Directors and will stand for reelection at the Annual Meeting.  If Mr. Reiland is reelected to the Board of Directors at the Annual Meeting, then he will continue as a director following October 31, 2008.  Initially, Mr. Reiland will not serve on any committee of the Board of Directors.  The Company intends to negotiate a separation arrangement with Mr. Reiland prior to his departure, which the Company expects will have customary terms.

Also on September 19, 2008, the Board of Directors of the Company appointed Peter M. McCormick to serve as President and Chief Executive Officer of the Company, effective October 31, 2008.  Mr. McCormick has been Executive Vice President and Chief Operating Officer of the Company since November 2006 and was the Executive Vice President responsible for the Company’s Power Control Systems Group from 2002 to November 2006.

The Board of Directors continues to unanimously recommend that shareholders vote “FOR” the election of the director nominees named in the Proxy Statement.

Revocation of Proxy.  If you wish to revoke a previously submitted Proxy, you may, at any time before the Annual Meeting, revoke your Proxy by (a) signing another Proxy Card with a later date and returning it prior to the Annual Meeting, (b) attending the Annual Meeting in person to cast your vote, (c) casting your vote via telephone or the Internet, in the manner described on your Proxy Card, on a date later than the date on the last Proxy Card that you have submitted or (d) casting your vote via telephone or the Internet, which will supersede the last vote that you entered via telephone or the Internet.  To request another Proxy Card, please contact the Company’s transfer agent, AST Shareholder Services, via telephone at (800) 937-5449, and another Proxy Card will be provided to you.

If you have any questions about revoking a previously submitted Proxy, including a Proxy submitted via telephone or the Internet, you may contact the Company’s Corporate Secretary via telephone at (262) 252-2901.

Dated:  October 1, 2008